UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 8, 2015

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street Miami, FL	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On June 8, 2015, World Fuel Services Corporation (the “Company”) announced that it has entered into a settlement agreement (the “Settlement Agreement”) with the Trustee (the “Trustee”) for the U.S. bankruptcy estate of Montreal, Maine & Atlantic Railway, Ltd., Montreal, Maine and Atlantic Canada Co. (“MMAC”), and the monitor (the “Monitor”) in MMAC’s Canadian bankruptcy (collectively, the “MMA Parties”) to resolve claims arising out of the July 2013 train derailment in Lac-Mégantic, Quebec (the “Derailment”).  Under the terms of the Settlement Agreement, the Company will contribute US$110 million (the “Settlement Payment”) to a compensation fund established to compensate parties who suffered losses as a result of the Derailment.  The Company expects that the full amount of the Settlement Payment will be covered by insurance.  As part of the settlement, the Company and its affiliates will also assign to the Trustee and MMAC certain claims they have against third parties arising out of the Derailment.

In consideration of the Settlement Payment and the assignment of claims to the Trustee and MMAC, the Company and its affiliates, as well as the Company’s former joint ventures, DPTS Marketing, LLC and Dakota Petroleum Transport Solutions, LLC and each of their affiliates (collectively, the “WFS Parties”), will receive the benefit of the global releases and injunctions set forth in the respective bankruptcy plans filed by the Trustee in the U.S. and by MMAC in Canada (collectively, the “Plans”).  The effect of these global releases and injunctions will be to bar all claims which may exist now or in the future against the WFS Parties arising out of the Derailment, other than criminal claims which by law may not be released.

Prior to becoming effective, the Settlement Agreement and Plans must be approved by creditors in both the U.S. and Canadian bankruptcies, as well as the U.S. and Canadian Bankruptcy courts. The Province of Quebec and other key creditors in the bankruptcies have consented to the settlement. The Plans are also subject to challenge by third parties. As a result, approval of the Plans, the effectiveness of the Settlement Agreement and the related timing is uncertain.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Information Relating to Forward-Looking Statements

This Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the settlement agreement and the nature of the settlement, and the Company’s expected insurance recovery.  These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2015. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: whether the Plans, including the Company’s Settlement Agreement, are approved by the creditors and receive final approval from the courts involved in the U.S. and Canadian bankruptcies, the Company’s ability to recover from its insurance carriers, any unforeseen litigation and other costs related to the incident that may arise in the future, as well as the other risks detailed from time to time in the Company’s SEC filings.  New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company's business. Accordingly, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

Item 9.01.    Financial Statements and Exhibits

              (d)       Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	June 8, 2015	World Fuel Services Corporation

		By:	/s/Ira M. Birns
Ira M. Birns
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 8, 2015.